May 11 2010


Securities  exchange Commission
450 Fifth Street NW
Washington DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by
the American
Depositary Receipts
each representing One
1 Ordinary Share of
       Biovitrum. Form F6 File
No. 333160270


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended on
behalf of The Bank of New York as
Depositary for securities against
which American Depositary Receipts
are to be issued we attach a copy of
the new prospectus Prospectus
reflecting the change in name and to
Swedish Orphan Biovitum AB.

As required by Rule 424e the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement the Prospectus
consists of the ADR certificate with
revised name for Biovitrum.

The Prospectus has been revised to
reflect the new name and has been
overstampted with

 Effective May 12 2010 the
Companys Name Changed to
Swedish Orphan Biovitrum AB



Please contact me with any questions
or comments at 212 8152207

Jennifer D. Davis
The Bank of New York Mellon  ADR
Division
Encl.
CC Paul Dudek Esq. Office of
International Corporate Finance








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